Exhibit 10.2

COMMON STOCK PURCHASE AGREEMENT

by and among

MODULAR MEDICAL, INC.

and

THE INVESTORS REFERRED TO HEREIN

July 24, 2017

MODULAR MEDICAL, INC.

COMMON STOCK PURCHASE AGREEMENT

               This Common Stock Purchase Agreement (this “Agreement”) is dated as of July 24, 2017, by and among MODULAR MEDICAL, INC., a Nevada corporation (the “Company”), and each investor listed on the Schedule of Investors attached hereto (individually an “Investor” and collectively the “Investors”).

               WHEREAS, the Company has authorized the issuance and sale (the “Offering”) of 7,395,576 shares (each a “Share” and collectively, the “Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”); and

               WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D (“Rule 506”) promulgated thereunder (“Regulation D”), the Company desires to sell, and each Investor, severally and not jointly, desires to purchase from the Company, the number of Shares and for the aggregate purchase price (as to each Investor, the “Aggregate Purchase Price”), set forth opposite each such Investor’s name on the Schedule of Investors, which aggregate number of Shares for all Investors shall be 6,818,000 Shares for an aggregate purchase price of $4,500,000 (excluding the sale of the 757,576 Over-Subscription Shares (as hereinafter defined));

               WHEREAS, JEB Partners, L.P. (“JEB Partners”) and Manchester Explorer, L.P. (the “Company Controlling Shareholder,” and together with JEB Partners, collectively, the “Purchasing Funds”) have agreed to purchase in the Offering no less than an aggregate of $2,500,000 of Shares (3,787,879 Shares);

               WHEREAS, the Company may sell on or no later than the third (3rd) business day following the Closing Date (as hereinafter defined), up to an additional $500,000 of Shares (757,576 Shares) (the “Over-Subscription Shares”); provided that except as otherwise provided herein, all references to Share amounts, the aggregate purchase price for all Shares purchased by Investors in the Offering, shares of Common Stock issued and outstanding following the Closing (as hereinafter defined) (whether expressed numerically or as a percentage basis) and/or otherwise shall exclude all Over-Subscription Shares; and

               WHEREAS, as a condition to and contemporaneously with the Closing (i) the Company shall effectuate the Target Acquisition (as hereinafter defined), and (ii) the Company Controlling Shareholder shall cancel all 2,900,000 shares of Common Stock owned by it (the “Share Cancellation”).

               NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

SECTION 1

Purchase and Sale of Shares

        1.1.               Agreement to Sell and Purchase.  At the Closing, the Company, subject to the terms and conditions set forth in this Agreement, will issue and sell the 6,818,000 Shares to the Investors, and each Investor will, severally and not jointly, purchase from the Company, the number of such Shares and for the Aggregate Purchase Price set forth opposite such Investor’s name on the Schedule of Investors. The purchase price per Share is $0.66 and the aggregate purchase price for all 6,818,000 Shares is $4,500,000.

        1.2.               Closing; Closing Date.  The consummation of the sale and purchase of the 6,818,000 Shares (the “Closing”) shall be held at 10:00 a.m. (New York City Time) on such date as soon as reasonably practicable following the satisfaction (or waiver) of the conditions set forth in Section 1.4(a) and Section 1.4(b) (the “Closing Date”), and shall be effectuated remotely by facsimile or other electronic transmission of documents, or at such other time and place as the Company and the Investors may agree.

        1.3.               Deliveries.

               (a)         Deliveries of the Company. On the Closing Date, the Company shall deliver or cause to be delivered to each Investor the following:

(i) one or more stock certificates, representing the Shares being purchased by such Investor, and registered in the name of such Investor, as set forth on the Schedule of Investors; or at such Investor’s request, a statement or other written evidence that the Shares issuable to such Investor have been issued and are held in book entry form at the Company’s transfer agent, in either case dated as of the Closing Date;
(ii) A copy of this Agreement executed by the Company;
(iii) An officer’s and secretary’s certificate, dated as of the Closing Date, certifying as to the (A) incorporation and good standing of the Company in the State of Nevada based upon a certificate issued by the Secretary of State of the State of Nevada as of a date within thirty (30) days of the initial Closing Date, (B) the Certificate of Incorporation of the Company, as amended, through the Closing Date (the “COI”), (C) the bylaws of the Company, each as in effect as of the Closing Date (the “By-Laws”), and (D) the consummation of the Acquisition and the Share Cancellation; and
(iv) A unanimous written consent of the Board or Directors of the Company approving this Agreement and related transactions including the issuance and sale of the 6,818,000 Shares and the Over-Subscription Shares as provided herein and the Target Acquisition.

               (b)         Deliveries of each Investor. On the Closing Date, each Investor shall deliver or cause to be delivered to the Company the following:

(i) This Agreement duly executed by such Investor; and
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(ii) Except as provided on Schedule 1.3(b)(ii), such Investor’s Aggregate Purchase Price in cash by wire transfer to the account specified in writing by the Company (unless other means of payment shall have been agreed upon by the Investor and the Company).

        1.4.               Closing Conditions.

               (a)         Closing Condition of the Company. The obligation of each Investor hereunder to purchase Shares at the Closing is subject to the satisfaction, at or before the  Closing Date, of each of the following conditions, provided that these conditions are for each Investors ’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Investors contained herein;
(ii) all obligations, covenants and agreements of the Investors required to be performed at or prior to the Closing Date shall have been performed;
(iii) the delivery by the Investors of the items set forth in Section 1.3(b) of this Agreement;
(iv) the Share Cancellation shall have occurred contemporaneously with the Closing; and
(v) the Target Acquisition shall have occurred contemporaneously with the Closing.

               (b)         Closing Conditions of the Investors. The obligation of the Company hereunder to issue and sell the Shares to each Investor at the  Closing is subject to the satisfaction, at or before the  Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Investor with prior written notice thereof:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein;
(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;
(iii) the delivery by the Company of the items set forth in Section 1.3(a) of this Agreement;
(iv) the Share Cancellation shall have occurred contemporaneously with the Closing; and
(v) the Target Acquisition shall have occurred contemporaneously with the Closing.
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SECTION 2

Representations and Warranties of the Company

The Company hereby represents and warrants the following as of the Closing Date:

        2.1.               Organization, Good Standing, Qualifications, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently being conducted and as proposed to be conducted and to enter into this Agreement. The Company does not have any Subsidiaries. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement the term (i) “Material Adverse Effect” means any material adverse effect on the business, assets and/or financial condition of the Company, provided none of the following shall constitute a Material Adverse Effect: the effects of conditions or events that are generally applicable to the capital, financial, banking or currency markets and the medical device industry, and changes in the market price of the Common Stock; (ii) “Subsidiary” means any Person in which the Company, directly or indirectly, (a) owns any of the outstanding capital stock or holds any equity or similar interest of such Person, or (b) controls or operates all or any part of the business, operations or administration of such Person; (iii) “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed in this “(iii),” and (iv) “Affiliate” or “affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with a Person, and as used in this “(iv),” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and/or policies of a Person, whether through ownership of voting securities or other ownership interest by contract, or otherwise.

        2.2.               Authorization. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by the Company and the issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, its Board of Directors (the “Board”) or stockholders is required; and (iii) this Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, securities, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or indemnification or by other equitable principles of general application.

        2.3.               Valid Issuance of Shares. When issued, sold and delivered in accordance with the terms of this Agreement, the Shares will be duly and validly issued, fully paid, and nonassessable, and free of restrictions on transfer other than restrictions on transfer under this Agreement, under applicable state and federal securities laws and liens and/or encumbrances created or imposed by the Investor.

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        2.4.               No Disqualification Events. With respect to the Shares to be offered and sold hereunder in reliance on Rule 506 (the “506 Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506, and has furnished to each Investor a copy of any disclosures provided thereunder.

        2.5.               Other Covered Persons. The Company is not aware of any Person (other than any Selling Agent) that has been or will be paid (directly or indirectly) remuneration for solicitation of Investors or potential Investors in connection with the sale of any of the 506 Securities.

        2.6.               Notice of Disqualification Events. The Company will notify the Investors and any Selling Agent in writing, prior to the Closing Date (i) any Disqualification Event related to any Issuer Covered Person, and (ii) any event that with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

        2.7.               No Conflict. The execution, delivery and performance of this Agreement, and any other document or instrument contemplated hereby, by the Company and the issuance and sale by the Company of the Shares contemplated hereby, do not: (i) violate any provision of the COI or Bylaws, (ii) constitute an event of default under any material agreement which the Company is a party where such event of default would have a Material Adverse Effect, (iii) create a lien or encumbrance on any material property of the Company under any agreement by which the Company is bound, which would have a Material Adverse Effect, (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company where such violation would have a Material Adverse Effect, or (v) require any consent of any third-party that has not been obtained pursuant to any material contract to which the Company is subject where the failure to obtain such would have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any filings that may be required to be made by the Company with the Securities and Exchange Commission (the “Commission” or the “SEC”), the OTC Pink Market and/or any state securities commissions subsequent to the Closing); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of each Investor herein.

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        2.8.               The Target Acquisition and the Super 8-K. The Company has previously delivered to each Investor a copy of, among other Disclosure Documents (as hereinafter defined), the (i) Stock Exchange and Reorganization Agreement by and among, the Company, the Purchasing Funds including the Company Controlling Shareholder who owns 2,900,000 shares of Common Stock, all of which shall be cancelled contemporaneously with the Closing in the Share Cancellation, Quasuras, Inc., a Delaware corporation (the “Target”), Paul M. DiPerna, the owner of approximately 95% of the issued and outstanding capital stock of the Target (the “Target Controlling Shareholder”) and James E. Besser and Morgan C. Frank, the Company’s current sole officers and directors and the owners of in the aggregate approximately 5% of the issued and outstanding capital stock of the Target (Messrs. Besser and Frank and together with the Target Controlling Shareholder shall collectively be referred to as the “Target Shareholders”) pursuant to which (the “Target Acquisition Agreement”) and contemporaneously with the Closing (A) the Company shall acquire (the “Target Acquisition”) all of the issued and outstanding capital stock of the Target from the Target Shareholders in exchange for an aggregate of 7,582,000 shares of Common Stock resulting in the Target becoming a wholly-owned Subsidiary of the Company with the sole business of the Company being that of the Target, (B) the Target Controlling Shareholder shall become the Chief Executive Officer and Chairman of the Company and shall own 7,202,727 shares of Common Stock (approximately 48.0% of the then issued and outstanding Common Stock), and (C) the Company Controlling Shareholder shall cancel its 2,900,000 shares of Common Stock in the Share Cancellation, and (ii) the Company’s Current Report on Form 8-K (the “Super 8-K”), in substantially the form and substance that the Company will file with the SEC on or before the date four (4) business days following the Closing Date, disclosing, among other items, the closing of the Offering, the Target Acquisition, the Share Cancellation, the business and proposed business of the Company following the Target Acquisition and other “Form 10 information” (as defined in Rule 144(i)(3)). The Company, the Purchasing Funds (including the Company Controlling Shareholder), Manchester Management Company, LLC, the general partner of each of the Purchasing Funds (“Manchester Management”) and Messrs. Besser and Frank may be deemed Affiliates of each other. For additional information regarding such Persons, including certain relationships with each other and certain transactions between each other relating to the Company and/or the Target and between one or more of such Persons and the Company and the Target, Investors should fully read and understand Section 3.1, Schedule 1.3(b)(ii), Schedule 2.24 and the other Disclosure Documents.

        2.9.               Capitalization. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which (A) 3,500,000 shares; and (B) 15,000,000 shares (after giving effect to (x) the sale of the 6,818,000 Shares in the Offering, (y) the issuance in the Target Acquisition of the 7,582,000 shares of Common Stock to the Target Shareholders, and (z) the cancellation of the 2,900,000 shares of Common Stock in the Share Cancellation by the Company Controlling Shareholder), will be issued and outstanding immediately (I) prior to, and (II) following the Closing, respectively; and (ii) 5,000,000 shares of preferred stock, par value $.001 per share, of which none are and/or will be issued and outstanding and/or designated immediately prior to and following the Closing. Schedule 2.9 hereto provides the capital structure of the Company immediately prior to and following the Closing. To the knowledge of the Company, all issued and outstanding shares of capital stock have been (x) duly authorized and validly issued, are fully paid and non-assessable, and (y) issued and sold in compliance with the federal securities laws or the applicable statutes of limitation have expired. Other than as contemplated by this Agreement, to the knowledge of the Company, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company; (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof; and/or (iii) anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Shares and no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

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        2.10.             SEC Reports, Documents and Financial Statements. The Company has filed all periodic reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the preceding twelve (12) month period (the foregoing materials being collectively referred to herein as the “SEC Reports”), to the knowledge of the Company, on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  To the knowledge of the Company, as of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  To the knowledge of the Company, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  To the knowledge of the Company, such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.. As of their respective dates, to the knowledge of the Company the financial statements of the Company included in the SEC Reports filed with the Commission during the past twelve months complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.

        2.11.             Material Adverse Change. Since April 26, 2016, no event or series of events have occurred that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

        2.12.             No Undisclosed Liabilities. To the Company’s knowledge, the Company has no liabilities, obligations, claims or losses that would be required to be disclosed on a balance sheet of the Company that are not disclosed in any SEC Report, other than those incurred in the ordinary course of the Company’s business.

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        2.13.             No Undisclosed Events or Circumstances. Except for the transactions contemplated by this Agreement, to the knowledge of the Company, no event or circumstance has occurred, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, would have a Material Adverse Effect.

        2.14.             Actions Pending. To the knowledge of the Company, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the issuance and sale of the Shares hereby. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against the Company that would have a Material Adverse Effect. There is no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would result in a Material Adverse Effect.

        2.15.             Compliance with Law. The businesses of the Company is currently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as would not reasonably be expected to cause a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

        2.16.             Exemption from Registration, Valid Issuance, Other Offering. Subject to, and in reliance on, the representations, warranties and covenants made herein by each Investor, the issuance and sale of the Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement, shall be properly issued pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D and/or any other applicable federal and state securities laws.

        2.17.             DTC Status. The shares of Common Stock are eligible for quotation on the OTC- Pink Open Market under the symbol “BLKE,”** are DTC eligible securities and the Company’s transfer agent, Colonial Stock Transfer Co., Inc. (including any other transfer agent the Company may retain, the “Transfer Agent”), is a participant in the DTC Automated Securities Transfer Program.

        2.18.             Investment Company. The Company is not and, after giving effect to the Offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

** The trading symbol of the Company will be changed as soon as practicable following the name change of the Company which is expected to occur on or following June 14, 2017.

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        2.19.             Shell Company Status. Following the Closing of the Offering and the Target Acquisition and the filing with the SEC of the Super 8-K, the Company will no longer be an issuer identified in Rule 144(i)(1) of the Securities Act. The Company shall file the Super 8-K no later than the fourth (4th) business day following the Closing Date.

        2.20.             No Integrated Offering.  Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3 and other than with respect to any transaction described in any SEC Report or on 8-K, neither the Company, any of its Affiliates, nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security that would cause this offering of the Shares to be integrated with prior offerings by the Company of its securities for purposes of the Securities Act.

        2.21.             No General Solicitation; Selling Agent Fees. Neither the Company, any of its Affiliates nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Shares will be offered and sold by the Company’s officers and directors and affiliates, who will receive no commissions or other payments directly from any such sales. The Company, however, reserves the right to retain broker/dealers registered as such under Section 15 of the Exchange Act (“Selling Agents”), to assist the Company in the offer and sale of the Shares and to pay to any such Selling Agents up to 7.0% of the gross purchase price received by the Company therefrom. The Company shall hold each Investor harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim by any such Selling Agent.  The  Company shall not be  responsible  for the payment of any  fees, if any, including but not limited to, financial advisory fees, finder’s fees or brokers’ commissions for Persons engaged by any Investor, its Affiliates and /or related persons or its investment advisor or otherwise) relating to or arising out of the transactions contemplated hereby. To date, the Company has not engaged any Selling Agents.

        2.22.             Foreign Corrupt Practices.  To the knowledge of the Company, no agent or other person acting on behalf of the Company, has (i) used any Company funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign political activity, (ii) made any unlawful payment to foreign government officials or employees, or (iii) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

        2.23.             Acknowledgment Regarding Investor’s Status. Except as disclosed on Schedule 2.24, the Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transaction contemplated hereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transaction contemplated hereby and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transaction contemplated hereby is merely incidental to the Investor’s purchase of the Shares.

        2.24.             Transactions with Affiliates. Except as set forth on Schedule 2.24, none of the current  officers, directors or employees of the Company  is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

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SECTION 3

Representations and Warranties of the Investor

Each Investor severally, and not jointly represents, warrants and acknowledges as of the date hereof and as of the Closing Date as follows:

        3.1.               Access to Information; Certain Disclosure. Investor has received from the Company copies of each SEC Report (so requested by an Investor), and each of the following Disclosure Documents to the extent not available on the EDGAR System (i) the Super 8-K, (ii) the Company’s Current Reports on Form 8-K filed by the Company with the SEC on or about, April 5, 2017 and May 11, 2017, (iii) the Company’s Information Statement on Schedule 14f-1 filed by the Company with the SEC on or about April 5, 2017, (iv) the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2017 filed by the Company with the SEC on or about May 17, 2017, (v) the Company’s Annual Report on Form 10-K for the year ending June 30, 2016 filed by the Company with the SEC on or about September 26, 2016, (vi) the Company’s Information Statement pursuant to Section 14C filed with the SEC on or about May 25, 2017 (the “14C Information Statement”), and (vii) the Target Acquisition Agreement. The Super 8-K and the other documents (and all schedules and exhibits to each) set forth in (i) – (vii) of this Section 3.1 are hereinafter collectively referred to as the “Disclosure Package;” with each item in (i) – (vii) of this Section 3.1 being a “Disclosure Document” and collectively, the “Disclosure Documents”). Such Investor has fully read and fully understands each Disclosure Document in the Disclosure Package (including, but not limited to, the “risk factors” set forth in the Super 8-K) and the other SEC Reports and has been afforded to its complete satisfaction (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from the Company and its representatives concerning, among other items, the Disclosure Documents, the relationships and related party transactions involving the Company, the Purchasing Funds (including the Company Controlling Shareholder), Manchester Management and Messrs. Besser and Frank and the transactions with each other involving the Company and/or the Target and with one or more of such Persons and the Company and/or the Target, the Target Acquisition, the Target, the risk factors set forth in the Super 8-K, the Target Controlling Shareholder, the officers and directors of the Company following the Target Acquisition, the terms and conditions of the Offering, the Shares and various risks of investing in the Shares; (b) access to information about the Company and the Target and their respective representatives, financial condition, results of operations, business, proposed business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; and (c) the opportunity to obtain such additional information that the Company possesses or could acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Shares.

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        3.2.               Experience. The Investor is experienced in evaluating companies such as the Company, both before and following the Closing and giving effect to the sale of the Shares in the Offering, the Target Acquisition and the Share Cancellation, among other items, and has knowledge and experience in financial and business matters such that the Investor is capable of evaluating the merits and risks of the Investor’s prospective investment in the Company, before and after the Closing, and has the ability and financial wherewithal to bear the economic risks of its purchase of the Shares including a complete loss of its Aggregate Purchase Price.

        3.3.               Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon Investor’s representation to the Company, which, by Investor’s execution of this Agreement, Investor hereby confirms, that the Shares to be acquired by Investor pursuant to this Agreement will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to any of the Shares.

        3.4.               Restricted Securities; Rule 144; Shell Company. Investor understands that the Shares have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Investor’s representations as expressed herein. Investor understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Investor must hold the Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Investor acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of Investor’s control, and which the Company is under no obligation and may not be able to satisfy. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, the Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3.4, subject to Sections 4.1(a) and (b), and will transfer the Shares on the books of the Company only to the extent not inconsistent herewith and therewith. Investor acknowledges and agrees that the Company prior to the date of filing of its Super 8-K with the Sec that it is pursuant to Rule 144(i) under the Securities Act, securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which such company filed current “Form 10 information” with the SEC reflecting that such entity ceased being a shell company and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K.

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        3.5.               Authorization. This Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

        3.6.               Investor Status.  At the time such Investor was offered the Shares, it was, and at the date hereof it is, and on each date on which it receives the Shares it will be, either:  (i) an “accredited investor” as defined in Rule 501 of the Securities Act, and/or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  Such Investor was not organized for the purpose of acquiring the Shares and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

        3.7.               General Solicitation.  Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Investor further acknowledges that he or it, or his or its Affiliate, has a pre-existing relationship with the Company such as (i) as a holder of currently outstanding securities of the Company or (ii) another affiliation with the Company.

        3.8.               Fees and Commissions.  The Investor has not retained any intermediary with respect to the transactions contemplated by this Agreement and agrees to indemnify and hold harmless the Company from any liability for any compensation to any intermediary retained by such Investor and the fees and expenses of defending against such liability or alleged liability.

        3.9.               No Prior Short Selling. Investor has not prior to the date of this Agreement either through itself, its agents, representatives and/or Affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “Short Sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act), of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

SECTION 4

Other Agreements of the Parties

        4.1.               Legends; Removal of Legends, Etc.

               (a)         Each Investor acknowledges and agrees that such Investor’s Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of such Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

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               (b)         Each Investor agree to the imprinting, so long as is required by this Section 4.1, of a legend on such Investor’s Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

               (c)          The Company acknowledges and agrees that an Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of such Investor’s Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares.

               (d)         Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) following the resale of Shares pursuant to an effective registration statement under the Securities Act covering the resale of such Shares, or (ii) following any sale of such Shares pursuant to Rule 144, or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Investor, at the Company’s request, shall cause its counsel to issue a legal opinion to the Transfer Agent to effect the removal of the legend hereunder.

               (e)         Each Investor, severally and not jointly with the other Investors, agrees with the Company that each Investor will only sell or otherwise transfer any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Shares are sold pursuant to an effective registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

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        4.2.               Furnishing of Information.  Commencing on the date an Investor is able to resell Shares under Rule 144, until the date all Shares may be sold under Rule 144(b)(1) with regard to meeting the requirements of Rule 144(c), the Company agrees to use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file with the SEC within the applicable grace period) all reports required to be filed with the SEC by the Company after the date hereof pursuant to the Exchange Act.

        4.3.               Form D Filing.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D.

        4.4.               Indemnification of Investors.  Subject to the provisions of this Section 4.4, the Company will indemnify and hold the Investors and their directors, officers, shareholders, members, partners, employees and agents (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs that any such Investor Party may suffer or incur as a result of or relating to any material breach of any of the representations, warrants, covenants or agreements made by the Company in this Agreement. If any action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing which writing shall explain in reasonable detail and attach relevant documents the reason such indemnification is sought, the basis thereof and under why such Investor Party is entitled to such indemnification; and in addition, such Investor Party shall full cooperate with the Company to assist the Company in understanding the basis why the Investor Party is seeking such indemnification (an “Indemnification Notice”). Thereafter, the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Investor Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time after receipt of an Indemnification Notice to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, as providing in writing to the Company by such counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party.  The Company will not be liable to any Investor Party under this Agreement (i) for any settlement by an Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed; or (ii) to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by the Investors in this Agreement.

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        4.5.               Short Sales and Confidentiality After the Date Hereof.  Each Investor severally and not jointly with the other Investors covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period after the time such Investor and/or the Company started discussing the transactions contemplated in this Agreement and ending at the time that the transactions contemplated by this Agreement are first publicly disclosed by the Company through the filing with the SEC of the Super 8-K.  Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement are first publicly disclosed by the Company through the filing with the SEC of the Super 8-K, such Investor will maintain, the confidentiality of all disclosures made to it in connection with this Offering, the Target Acquisition, the Target and/or any related information and/or transactions (including the existence and terms of this Agreement).  Notwithstanding the foregoing, no Investor makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the Shares after the time that the transactions contemplated by this Agreement are first publicly disclosed by the Company through the filing with the SEC of the Super 8-K.  Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement.

        4.6.               Use of Proceeds. The Company will use the net proceeds from the sale of the Shares for (i) general corporate purposes of the Company, and (ii) general corporate purposes and working capital of the Target, but in either case not for the repayment of any outstanding indebtedness or the redemption of any securities.

        4.7.               No Variable Rate Transactions. From the date hereof until the earlier of 18 months from the Closing Date, the Company shall not effect or enter into an agreement to effect a subsequent financing involving a Variable Rate Transaction. The Term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock.

        4.8.               Listing. The Company shall promptly secure the listing of all of the Shares upon each national securities exchange and automated quotation system that requires an application by the Company for listing, upon which shares of Common Stock shall become listed on (subject to official notice of issuance) and shall maintain such listing, so long as any other shares of Common Stock shall be so listed.

        4.9.               Filing of Super 8-K, Etc. The Company agrees that no later than the fourth (4th) business day following the Closing Date, it shall file with the SEC the Super 8-K disclosing, among other items (i) this Agreement and the sale of the Shares in the Offering, (ii) the Target Acquisition, and (iii) other Form 10 information required by Rule 144(i)(3).

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SECTION 5

Miscellaneous

        5.1.               Governing Law. This Agreement and the terms and conditions set forth herein, shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereto covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York, New York. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other parties hereto of all of its reasonable counsel fees and disbursements.

        5.2.               Survival. The representations and warranties, covenants and agreements made by each Investor and the Company herein shall survive the Closing Date for a period of 18 months.

        5.3.               Successors, Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other; except that either party may assign this Agreement to an Affiliate of such party or to any third party that acquires all or substantially all of such party’s business, whether by merger, sale of assets or otherwise.

        5.4.               Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

                             If to the Company:

                             Modular Medical, Inc.

                             17995 Bear Valley Lane

                             Escondido, California 92027

                             Telephone: (949) 370-9062

                             Facsimile: (201353-8868

                             Attn: Paul M. DiPerna, Chief Executive Officer

                             Email: paul@modular-medical.com

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                             With a copy (for informational purposes only) to:

                             Gusrae Kaplan Nusbaum PLLC

                             120 Wall Street

                             New York, NY 10005

                             Telephone: (212) 269-1400

                             Facsimile: (212) 809-4147

                             Attn: Lawrence Nusbaum, Esq.

                             Email: lnusbaum@GusraeKaplan.com

If to an Investor, to its address, e-mail address and facsimile number set forth on the Schedule of Investors, or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

        5.5.               Expenses. Each of the Company and each Investor shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

        5.6.               Finder’s Fees. Each of the Company and each Investor shall indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee, placement fee or underwriter’s discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of its respective partners, employees, or representatives, as the case may be, is responsible it being understood that the Company is only responsible for the commission and/or other compensation payable to Selling Members, if any.

        5.7.               Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

        5.8.               Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        5.9.               Entire Agreement. This Agreement including the exhibits and schedules attached hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

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        5.10.             Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

        5.11.             Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  Nothing contained herein and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations.  Each Investor has been represented by its own separate legal counsel in their review and negotiation of this Agreement.  The Company has elected to provide all Investors with the same terms and Offering Documents for the convenience of the Company and not because it was required or requested to do so by the Investors.

[SIGNATURE PAGES FOLLOW]

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               IN WITNESS WHEREOF, each Investor and the Company have caused their respective signature page to this Common Stock Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

MODULAR MEDICAL, INC.

By:
Name: Morgan C. Frank
Title: Chief Executive Officer

ENTITY INVESTOR:	INDIVIDUAL INVESTOR:

Print Name of Entity Investor	Print Name

Print Name of Investment Manager of Investor	Signature
(if applicable)

By:
Name:
Title:

Check as appropriate:	Check as appropriate:

Accredited Investor ❑	Accredited Investor ❑
QIB ❑	QIB ❑

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SCHEDULE OF INVESTORS

Name of Investor	Address and other information of Investor:	Aggregate Number of Shares Purchased	Aggregate Purchase Price of Shares Purchased
	Address: ________ Email: __________ Facsimile: _______ Telephone Number: _______ Attention: ________________		$___
	Address: ________ Email: __________ Facsimile: _______ Telephone Number: _______ Attention: ________________		$___
	Address: ________ Email: __________ Facsimile: _______ Telephone Number: _______ Attention: ________________		$___
	Address: ________ Email: __________ Facsimile: _______ Telephone Number: _______ Attention: ________________		$___
	Address: ________ Email: __________ Facsimile: _______ Telephone Number: _______ Attention: ________________		$___

1

SCHEDULE 1.3(b)(ii)

               The Purchasing Funds have agreed to purchase in the Offering no less than 3,787,879 Shares in the aggregate for a $2,500,000 Aggregate Purchase Price ($0.66 per Share). Such Aggregate Purchase Price shall be paid in cash (by wire transfer to the account specified by the Company to the other Investors), except that (i) $375,000 of such Purchasing Funds’ Aggregate Purchase Price shall be paid by the Purchasing Funds crediting such $375,000 against the Aggregate Purchase Price to be paid by the Purchasing Funds, as such $375,000 was the purchase price paid by the Company Controlling Shareholder (who is one of the two Purchasing Funds) to acquire the 2,900,000 shares of Common Stock in the Control Block Acquisition (as defined in Schedule 2.24), all of which shares are being cancelled by the Company Controlling Shareholder in the Share Cancellation as a condition to and contemporaneously with the Closing (the per share purchase price paid by the Company Controlling Shareholder in the Control Block Acquisition for the 2,900,000 shares of Common Stock was paid in cash and equaled approximately $0.13 per share as compared to the $0.66 per Share purchase price paid by each Investor in the Offering, including the Purchasing Funds (of which the Company Controlling Shareholder is one of such two Purchasing Funds)), and (ii) $50,000 of such Purchasing Funds’ Aggregate Purchase Price shall be paid by the cancellation of $50,000 owed by the Company to JEB Partners (one of the Purchasing Funds) resulting from a cash payment made by JEB Partners on behalf of the Company to satisfy a Company payable. The Purchasing Funds may be deemed Affiliates of each other, the Company, Manchester Management and Messrs. Besser and Frank.

2

SCHEDULE 2.9

Capitalization

	Authorized	Issued & Outstanding (Actual prior to Closing)	Issued & Outstanding (Pro-Forma immediately following Closing)
Common Stock, Par Value $0.001	50,000,000	3,500,000	15,000,000	(1)(2)

Total Common Stock	50,000,000	3,500,000	15,000,000	(1)(2)

Undesignated Preferred Stock, Par Value $0.001	5,000,000	0	0

Total Preferred Stock	5,000,000	0	0

Total Capital Stock	55,000,000	3,500,000	15,000,000	(1)(2)

Additional Possible Issuance of Shares

Over-Subscription Shares in the Offering			757,576

Total Possible Common Stock			15,757,576	(1)(3)

1	Assumes (i) the sale of 6,818,000 Shares to Investors in the Offering for $4,500,000, (ii) the issuance of 7,582,000 shares of Common Stock to the Target Company Shareholders in the Target Acquisition, and (iii) the cancellation of 2,900,000 shares of Common Stock by the Company Controlling Shareholder in the Share Cancellation.
2	Excludes up to 757,756 Over-Subscription Shares.
3	Includes all 757,576 Over-Subscription Shares.
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SCHEDULE 2.24

Certain Relationships and Related Party Transactions

               On April 26, 2017, pursuant to a Common Stock Purchase Agreement dated as of April 5, 2017 by and among the Company, the Company Controlling Shareholder (one of the Purchasing Funds) and certain former officers, directors and a related person to the Company (the “SPA”), the Company Controlling Shareholder purchased from the Company 2,900,000 shares of restricted Common Stock for $375,000, approximately $0.13 per share (the “Control Block Acquisition”), which following the closing thereof, such 2,900,000 shares represented approximately 83% of the issued and outstanding Common Stock.

               Pursuant to the SPA, the directors and officers of the Company simultaneously with such closing but immediately prior to the Control Block Acquisition, appointed Mr. Besser as Chief Executive Officer and a director of the Company; and Mr. Frank as President, Chief Financial Officer, Secretary, Treasurer and a director of the Company, and immediately following such appointments, such prior directors and officers resigned as directors and officers of the Company.

               In approximately February 2017, Mr. Besser and Mr. Frank purchased in the aggregate five (5%) percent of the capital stock of the Target for $100,000, and as a result will receive 379,100 shares of Common Stock in the Target Acquisition, representing five (5%) percent of the 7,582,000 Shares being issued by the Company to the Target Shareholders (including Messrs. Besser and Frank) in the Target Acquisition, with the remaining ninety-five (95%) percent, or 7,202,900 shares, being issued to the Target Controlling Shareholder.

               Contemporaneously with and as a condition to the closing of the Offering and the Target Acquisition, the Company Controlling Shareholder shall cancel in the Share Cancellation the 2,900,000 shares of Common Stock purchased by it in the Control Block Acquisition.

               Mr. Besser is the managing member of Manchester Management, the general partner of each of the Purchasing Funds, one of who is the Company Controlling Shareholder; and Mr. Frank is the portfolio manager of and consultant to Manchester Management. As a result of the above and Messrs. Besser and Frank being the Company’s sole officers and directors prior to the Target Acquisition, Messrs. Besser and Frank, the Company, the Purchasing Funds (including the Company Controlling Shareholder) and Manchester Management may be deemed Affiliates of each other including the Company.

               In addition, as a result of the above, Mr. Besser and Mr. Frank may be deemed beneficial owners (as determined pursuant to Rule 13d-3 of the Exchange Act) of (i) the 2,900,000 shares of Common Stock owned by the Company Controlling Shareholder (all of which such shares shall be cancelled in the Share Cancellation), and (ii) all Shares purchased by the Purchasing Funds in the Offering, which in no event shall be less than 3,787,879 Shares for the $2,500,000 Aggregate Purchase Price to be paid collectively by the Purchasing Funds. Messrs. Besser and Frank, however, disclaim all such beneficial ownership.

               For additional information regarding the relationships between Messrs. Besser and Frank, the Company, Manchester Management and the Purchasing Funds (including the Company Controlling Shareholder) with each other and with the Company and the Target and certain transactions between such Persons and each other and with the Company and the Target as well as the beneficial ownership of such Persons in the Company prior to and following the Closing of the Offering and the contemporaneous closing of the Target Acquisition and the Share Cancellation, Investors should carefully read Section 3.1, Schedule 1.3(b)(ii), this Schedule 2.24 and each Disclosure Document including, but not limited to, the Super 8-K.

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